FIRST GUARANTY BANCSHARES, INC. FI R ST G UA R A N TY B A N CS H A R ES , I N C. FI R ST G UA R A N TY B A N CS H A R ES , I N C. Po st O ffi ce B ox 2 00 9 H am m on d, L ou is ia na 7 04 04 -2 00 9 PR ES O R TE D FI R ST -C LA SS M A IL U. S. P O ST AG E PA ID B AT O N R O UG E, L A PE R M IT N O . 9 84 At A Glance (unaudited) Bank Officers Total Assets $3.2 Billion Deposits $2.7 Billion *Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank 2022 4th Quarter Report fgb.net | Locations 36 ATMs 48 $5.1 Million 4Q 2022 Earnings $28.9 Million YTD2022 Earnings 118 Consecutive dividends paid and counting 88 Years in Banking Total Loans $2.5 Billion Member FDIC NASDAQ Symbol: FGBI Have Questions? Vanessa Drew | InvestorRelations@fgb.net We’re Social: Chairman Marshall T. Reynolds* Executive Officers Alton B. Lewis, Jr.* President and CEO | Hammond Eric J. Dosch* Chief Financial Officer | Hammond Senior Vice Presidents Amanda W. Barnett, General Counsel Katherine K. Campbell, Controller Marty B. Cole Mark J. Ducoing, Chief Deposit Officer Glenn A. Duhon, Sr. Ronnie R. Foshee, Director of Lending Development Kevin J. Foster Sam J. Gallo C. Aaron Glaser, Chief Technology Officer Mikki M. Kelley William F. Leach, Chief Information Officer Jordan M. Lewis, Texas Area President Michael R. Mineer, Mideastern Market President Jane A. Muehlbauer Daniel W. Pack Michael E. Parham Christopher W. Parr Coby L. Pennington, Chief Information Security Officer Gregory P. Prudhomme Craig E. Scelfo Desiree B. Simmons, Chief Administrative Officer Evan M. Singer, Chief Mergers & Acquisitions Officer J. Richard Stark, Operations Jason M. Turner Randy S. Vicknair, Chief Lending Officer Christy L. Wells Matthew B. Wise, Chief Credit Officer Vice Presidents Darryl P. Boudreaux Brenda A. Briscoe Cheryl Q. Brumfield Christina M. Carter Ammon L. Cooper Louis J. Cusimano Vikki W. Dupaquier Ronald W. Edmonds Denise D. Fletcher Craig E. Hriblan Matthew P. Hudnall A. Shane Hughes Shirley P. Jones JoEllen K. Juhasz, BSA Officer Diana L. Kinder Michael D. Knighten Mary T. Mayo Terrie E. McCartney Colton C. McDaniel Lisa A. Musgrave Jason D. Normand Steven F. Osman Scott B. Schilling Amber L. Smith Lisa K. Stoker John A. Synco Lauryn H. Waits Assistant Vice Presidents Miranda M. Derveloy Susan M. Desoto Michelle A. Dionne Landa G. Domangue Vanessa R. Drew Ludrick P. Hildago Leslie A. Hinzman Donna S. Hodges Martin R. Holifield Sarah E. Jenkins Keith T. Klein Laura L. Lacoste Daniel L. Loe Catherine E. Mathes Nicole M. Mouton Pamela R. Normand Rahul R. Patel Kristy L. Puckett Areeb Rashid Niekitsha S. Ridley Chanyon O. Robinson Donna D. Scamardo Stacy J. Thompson Officers Mandi B. Aguillard Calvin P. Ducote Jeannette N. Ernst Kristin M. Williams

A Message to Our Shareholders

Dear Shareholders,

2022 marked another very successful year for First Guaranty Bancshares, Inc. Earnings increased for the fifth year consecutively. The number of consecutive quarters with a quarterly dividend paid to shareholders increased to 118. Total assets broke through the $3 billion mark to a total of $3,151,347,000 compared to $2,878,120,000 as of the end of December 2021, an increase of 9% year over year. The loan portfolio increased to $2,519,077,000 from $2,159,359,000, an increase of 17% year over year. Asset quality continued to improve as the Texas capital ratio dropped from 6.63% as of December 31, 2021 to 4.48% as of December 31, 2022. The Texas capital ratio was 13.54% as of January 2021. The lower the Texas capital ratio is, the better.

The increase in earnings for the year was modest, $1,600,000 as noted above. The loan portfolio increased in size by 17%. The net earnings were limited by the increase in interest expense as the Federal Reserve raised rates to try to control inflation. The key number is the yield rate on interest earning assets. For the three month period ending December 31, 2021, the yield rate was 5.35%; however, that included PPP fees. If the PPP fees were taken out of that number, the yield rate reduces to 5.12%. For the three months ending December 31, 2022, the yield was 5.77%, an increase of 65 basis points. When you match the significantly higher size of the portfolio with the significantly higher yield as of December 2022, it is clear that First Guaranty Bancshares, Inc. is positioned for significantly stronger earnings in 2023.

Our original markets continue to be strong. Texas, West Virginia and Kentucky have all become major contributors to growth, as expected. The entry into the Houston, Texas market is in process. The table is set for continued financial success. We have continued to improve and strengthen our personnel. We have made significant improvements in our IT processes and our internal loan production processes. We have continued to improve our facilities.

We continue to make First Guaranty Bancshares, Inc. stronger and safer.

Thank you for your continued support.



Sincerely,

Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2022 (unaudited)	December 31, 2021
Assets		
Cash and cash equivalents:		
Cash and due from banks	$82,796	$261,749
Federal funds sold	423	183
Cash and cash equivalents	83,219	261,932
Investment securities:		
Available for sale, at fair value	131,458	210,620
Held to maturity, at cost (estimated fair value of $242,560 and $150,585 respectively)	320,068	153,536
Investment securities	451,526	364,156
Federal Home Loan Bank stock, at cost	6,528	1,359
Loans held for sale	-	-
Loans, net of unearned income	2,519,077	2,159,359
Less: allowance for loan and lease losses	23,518	24,029
Net loans	2,495,559	2,135,330
Premises and equipment, net	58,206	58,637
Goodwill	12,900	12,900
Intangible assets, net	4,979	5,922
Other real estate, net	113	2,072
Accrued interest receivable	13,002	12,047
Other assets	25,315	23,765
Total Assets	$3,151,347	$2,878,120
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	524,415	532,578
Interest-bearing demand	1,460,259	1,275,544
Savings	205,760	201,699
Time	533,358	586,671
Total deposits	2,723,792	2,596,492
Short-term advances from Federal Home Loan Bank	120,000	-
Short-term borrowings	20,000	-
Repurchase agreements	6,442	6,439
Accrued interest payable	4,289	4,480
Long-term advances from Federal Home Loan Bank	-	3,208
Senior long-term debt	21,927	25,170
Junior subordinated debentures	15,000	14,818
Other liabilities	4,906	3,624
Total Liabilities	2,916,356	2,654,231
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value 100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock - $1 par value 100,600,000 shares authorized; 10,716,796 shares issued	10,717	10,717
Surplus	130,093	130,093
Retained earnings	76,351	56,654
Accumulated other comprehensive (loss) income	(15,228)	(6,633)
Total Shareholders' Equity	234,991	223,889
Total Liabilities & Shareholders' Equity	$3,151,347	$2,878,120

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Three-Months Ended December 31, 2022 (unaudited)	Three-Months Ended December 31, 2021
Interest Income:		
Loans (including fees)	$35,579	$27,724
Deposits with other banks	400	106
Securities (including FHLB stock)	2,328	2,344
Total Interest Income	38,307	30,174
Interest Expense:		
Demand deposits	10,016	2,015
Savings deposits	486	52
Time deposits	2,854	2,963
Borrowings	1,594	407
Total Interest Expense	14,950	5,437
Net Interest Income	23,357	24,737
Less: Provision for loan losses	758	243
Net Interest Income after Provision for Loan Losses	22,599	24,494
Noninterest Income:		
Service charges, commissions and fees	796	765
ATM and debit card fees	815	913
Net (losses) gains on securities	-	(162)
Net gains on sale of loans	61	507
Other	830	751
Total Noninterest Income	2,502	2,774
Total Business Revenue, Net of Provision for Loan Losses	25,101	27,268
Noninterest Expense:		
Salaries and employee benefits	9,453	8,501
Occupancy and equipment expense	2,184	1,935
Other	7,067	6,668
Total Noninterest Expense	18,704	17,104
Income Before Income Taxes	6,397	10,164
Less: Provision for income taxes	1,276	2,115
Net Income	5,121	8,049
Less: Preferred stock dividends	582	582
Income Available to Common Shareholders	$4,539	$7,467
Per Common Share[1]:		
Earnings	$0.42	$0.70
Cash dividends paid	$0.16	$0.16
Weighted Average Common Shares Outstanding	10,716,796	10,716,796
Return on Average Assets	0.66%	1.13%
Return on Average Common Equity	8.94%	15.51%

[1]*All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.*

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Years Ended December 31, 2022 (unaudited)	Years Ended December 31, 2021
Interest Income:		
Loans (including fees)	$ 126,002	$ 103,353
Deposits with other banks	1,324	316
Securities (including FHLB stock)	9,250	8,248
Total Interest Income	136,576	111,917
Interest Expense:		
Demand deposits	21,419	7,237
Savings deposits	915	204
Time deposits	10,682	12,893
Borrowings	3,518	1,965
Total Interest Expense	36,534	22,299
Net Interest Income	100,042	89,618
Less: Provision for loan losses	3,656	2,055
Net Interest Income after Provision for Loan Losses	96,386	87,563
Noninterest Income:		
Service charges, commissions and fees	3,160	2,699
ATM and debit card fees	3,406	3,562
Net (losses) gains on securities	(17)	714
Net gains on sale of loans	1,774	942
Other	2,686	2,843
Total Noninterest Income	11,009	10,760
Total Business Revenue, Net of Provision for Loan Losses	107,395	98,323
Noninterest Expense:		
Salaries and employee benefits	36,699	32,179
Occupancy and equipment expense	8,932	8,681
Other	25,374	23,008
Total Noninterest Expense	71,005	63,868
Income Before Income Taxes	36,390	34,455
Less: Provision for income taxes	7,506	7,158
Net Income	28,884	27,297
Less: Preferred stock dividends	2,328	1,384
Income Available to Common Shareholders	$26,556	$25,913
Per Common Share[1]:		
Earnings	$2.48	$2.42
Cash dividends paid	$0.64	$0.60
Book Value Per Common Share[1]	$18.84	$17.81
Weighted Average Common Shares Outstanding	10,716,796	10,716,796
Return on Average Assets	0.97%	1.01%
Return on Average Common Equity	13.64%	14.06%

[1]*All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.*